UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

HPEV, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Pkwy, Suite 300 Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 23, 2015, HPEV, Inc., a Nevada corporation (the “Company”), entered into a subscription agreement (the “Subscription Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park agreed to purchase 555,556 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a per share price of $0.45 (“Purchase Shares”), and a warrant to purchase 555,556 shares of Common Stock (the “Warrant”), for an aggregate purchase price of $250,000 subject to certain limitations. The Subscription Agreement contains customary representations, warranties and agreements of the Company and Lincoln Park. The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition to the Purchase Shares, as indicated above, the Company issued to Lincoln Park a Warrant to purchase 555,556 shares of Common Stock having a term of five (5) years from the date of issuance at an exercise price of $0.60 per share, alternatively providing for a cashless exercise, subject to adjustment for stock splits, combinations, and reclassification events. The foregoing summary of the Warrant is qualified in its entirety by reference to the complete form of Warrant, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 23, 2015, pursuant to the terms of the Subscription Agreement, the Company sold 555,556 shares of Common Stock and a Warrant to purchase 555,556 shares of Common Stock. The offer and sale of such Purchase Shares and Warrant pursuant to the terms of the Subscription Agreement was completed pursuant to an exception from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Subscription Agreement, dated April 23, 2015, by and between the Company and Lincoln Park Capital Fund, LLC

10.2	Form of Warrant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HPEV INC. (Registrant)

Date: April 30, 2015	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)